SUB-ITEM 77Q3

TREASURY PORTFOLIO

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 2/28/2009
FILE NUMBER:  811-02729
SERIES NO.: 2


72DD 1 Total income dividends for which record date passed during the period
       Institutional                   $  20,907
     2 Dividends for a second class of open end company shares
       Private                         $  2,000
       Personal                        $    451
       Cash Management                 $ 29,812
       Reserve                         $     32
       Resource                        $  1,492
       Corporate                       $  4,861

73A. 1 Dividends from net invesment income
       Institutional                     0.0046
     2 Dividends for a second class of open end company shares
       Private                           0.0030
       Personal                          0.0021
       Cash Management                   0.0042
       Reserve                           0.0015
       Resource                          0.0037
       Corporate                         0.0045

74U. 1 Number of shares outstanding (000's omitted)
       Institutional                  7,778,689
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Private                         1,062,293
       Personal                          390,115
       Cash Management                12,858,150
       Reserve                            53,145
       Resource                          555,761
       Corporate                       2,387,580

74V. 1  Net asset value per share (to nearest cent)
       Institutional                       $1.00
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Private                             $1.00
       Personal                            $1.00
       Cash Management                     $1.00
       Reserve                             $1.00
       Resource                            $1.00
       Corporate                           $1.00